Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of Patriot Coal Corporation of our report dated February 19, 2007 relating to the financial statements of KE Ventures, LLC as of and for the years ended December 31, 2006 and 2005, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
May 30, 2008